Exhibit 4.2

ITC HOLDINGS CORP.

and

COMPUTERSHARE TRUST COMPANY, N.A.

(AS SUCCESSOR TO WELLS FARGO BANK, NATIONAL ASSOCIATION)

as Trustee

SEVENTH Supplemental Indenture

Dated as of June 1, 2023

Supplemental to the Indenture

dated as of April 18, 2013

Establishing a series of Securities designated

5.400% Senior Notes Due 2033

i

SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2023 (herein called the “Seventh Supplemental Indenture”), between ITC Holdings Corp., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Company”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, a national banking association, as Trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 18, 2013 (hereinafter called the “Original Indenture” and, together with this Seventh Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time in one or more series of its debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 2.1, 2.2 and 3.1 of the Original Indenture;

WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 2.1, 2.2 and 3.1 of the Original Indenture;

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $500,000,000 to be designated the “5.400% Senior Notes due 2033” (the “Notes”) and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Seventh Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Seventh Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Notes, as follows:

Article One
DEFINITIONS

Except to the extent such terms are otherwise defined in this Seventh Supplemental Indenture or the context clearly requires otherwise, all terms used in this Seventh Supplemental Indenture which are defined in the Original Indenture or the form of Notes attached hereto as Exhibit A, have the meanings assigned to them therein.

In addition, as used in this Seventh Supplemental Indenture, the following terms have the following meanings:

“144A Global Note” means, with respect to the Notes, a Global Security substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Agent Members” has the meaning specified in Section 2.2(iii).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Certificated Security” means, with respect to the Notes, a certificated Note registered in the name of the Holder thereof, substantially in the form of Exhibit A hereto, that shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Security” attached thereto.

“Clearstream” has the meaning specified in Section 2.2(i).

“Company” has the meaning given to such term in the recitals hereof.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” has the meaning specified in Section 2.2(i).

“Global Notes” has the meaning given to such term in Section 2.10 hereof.

“Global Note Legend” means the legend set forth in Section 2.3(v)(2), which is required to be placed on all Global Notes issued under this Seventh Supplemental Indenture.

“Indenture” has the meaning given to such term in the recitals hereof.

“Indirect Participant” has the meaning specified in Section 2.2(iv)(2).

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” has the meaning given to such term in the recitals hereto.

“Original Indenture” has the meaning given to such term in the recitals hereof.

“Par Call Date” means March 1, 2033 (the date that is three months prior to the maturity date of the Notes).

“Participant” has the meaning specified in Section 2.2(iv)(2).

“Purchase Agreement” means the Purchase Agreement, dated as of May 17, 2023 among the Company, Barclays Capital Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, as representatives (collectively, the “Representatives”) of the initial purchasers listed on Schedule A thereto.

“Private Placement Legend” means the legend set forth in Section 2.3(v)(1) to be placed on all Notes issued under this Seventh Supplemental Indenture except where otherwise permitted by the provisions of this Seventh Supplemental Indenture.

“QIB” has the meaning specified in Section 2.2(i).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means, with respect to the Notes, a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which shall be issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means, with respect to the Notes, a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which shall be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.3(v)(3), which is required to be placed on all Global Notes issued under this Seventh Supplemental Indenture.

“Restricted Certificated Security” means a Certificated Security, which shall bear a Private Placement Legend.

“Restricted Global Note” means a Global Note, which shall bear a Private Placement Legend and, if applicable, a Regulation S Temporary Global Note Legend.

“Restricted Period” means the “distribution compliance period” as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Securities” has the meaning given to such term in the recitals hereof.

“Securities Custodian” has the meaning specified in Section 2.2(i).

“series” has the meaning given to such term in the recitals hereof.

“Seventh Supplemental Indenture” has the meaning given to such term in the recitals hereof.

“Transfer Certificate” means a written certification substantially in the form set forth in Exhibit B hereto.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

(1)            the Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time of day as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and will interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(2)            If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning given to such term in the recitals hereof.

“Unrestricted Certificated Security” means a Certificated Security which does not bear a Private Placement Legend or a Regulation S Temporary Global Note Legend.

“Unrestricted Global Note” means, with respect to the Notes, a permanent Global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing the Notes, and that does not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

Article Two
TERMS AND ISSUANCE OF THE NOTES

Section 2.1.      Issue of Notes. (a) A series of Securities which shall be designated the “5.400% Senior Notes due 2033” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Seventh Supplemental Indenture (including the form of Notes set forth hereto as Exhibit A).

(b)          The aggregate principal amount of the Notes which may be authenticated and delivered under this Seventh Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed $500,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional Notes having the same terms and conditions and the same CUSIP number as the Notes in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

Section 2.2.      Form of Notes; Incorporation of Terms. The Notes will be issuable in fully registered form as Global Securities, and shall be substantially in the form of Exhibit A attached hereto. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage. The terms of the Notes set forth in Exhibits A are incorporated herein by reference and are part of the terms of this Seventh Supplemental Indenture.

(i)            Restricted Global Notes. The Notes are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually a “QIB”) in reliance on Rule 144A under the Securities Act or in offshore transactions in reliance on Regulation S under the Securities Act. The Notes shall be issued initially in the form of one or more Restricted Global Notes, in fully registered form without interest coupons, which shall be deposited on behalf of the purchasers of such Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian (the “Securities Custodian”) for the Depositary, and registered in the name of its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. With respect to the Notes, Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more 144A Global Notes, and Notes initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of one or more Regulation S Global Notes. Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) may hold beneficial interests in the Regulation S Global Notes on behalf of their participants through their respective depositories. Beneficial interests in a Regulation S Global Note may also be held through organizations other than Clearstream and Euroclear that are participants in DTC. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(ii)            Regulation S Global Notes.

(1)            With respect to the Notes, Notes offered and sold in reliance on Regulation S will be issued initially in the form of a Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the Depositary, and registered in the name of the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial ownership interests in a Regulation S Temporary Global Note shall not be exchangeable for interests in a 144A Global Note (except as set forth in Section 2.2(ii)(2)(b)), a Regulation S Permanent Global Note (except as set forth in Section 2.2(ii)(2)(a)) or a Certificated Security prior to the termination of the Restricted Period, and then only upon certification in accordance with Rule 903(b)(3)(ii)(B) of Regulation S, in form reasonably satisfactory to the Trustee, to the effect that beneficial ownership interests in such Regulation S Temporary Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act. With respect to the Notes, following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the applicable Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(2)            Prior to the expiration of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note may only be sold, pledged or transferred through Euroclear or Clearstream (as Indirect Participants (as defined below)) or Participants (as defined below) or Indirect Participants acting for and on behalf of Euroclear and Clearstream, and only:

a.	for interests in a Regulation S Permanent Global Note, and then only upon certification in form reasonably satisfactory to the Trustee that interests in such Regulation S Temporary Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act; or

b.	for beneficial interests in a 144A Global Note, and then only if the transferor first delivers to the Trustee a Transfer Certificate to the effect that:

i.	the transfer of the beneficial interests in the Regulation S Temporary Global Note is being made in accordance with Rule 144A; and

ii.	the beneficial interests in the Regulation S Temporary Global Note is being transferred to a Person:

1)	whom the transferor reasonably believes to be a QIB within the meaning of Rule 144A purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and

2)	accordance with all applicable securities laws of the states of the United States; or

c.	to the Company or its subsidiaries.

(3)            Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

(iii)            Global Notes in General. Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or purchases of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian. Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have rights under this Seventh Supplemental Indenture with respect to any Global Note held in the name of the Depositary or any nominees thereof, or under the Global Note, and the Depositary (including, for this purpose, their nominees) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the sole owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(iv)            Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.3(i)(1) hereof.

Section 2.3.      Transfer and Exchange.

(i)            Transfer and Exchange of Global Notes.

(1)            Certificated Securities shall be issued in exchange for interests in any Global Note only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note or if it at any time shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation and no successor depository is appointed by the Company within 90 days of such notice or the Company becomes aware of such ineligibility, (b) there has occurred and is continuing an Event of Default with respect to the Notes entitling the Holders of Notes to accelerate the maturity of such Notes in accordance with Section 5.2 of the Original Indenture or (c) at any time the Company determines, in its sole discretion, that the Notes or portion thereof issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Notes. In any of the foregoing cases, the Company shall execute, and the Trustee shall, upon receipt of a Company Order for the authentication and delivery of Certificated Securities in exchange in whole or in part for such Global Note, authenticate and deliver Certificated Securities, in definitive form in an aggregate principal amount equal to the principal amount of such Global Notes in exchange therefor. Only Restricted Certificated Notes shall be issued in exchange for beneficial interests in Restricted Global Notes, and only Unrestricted Certificated Notes shall be issued in exchange for beneficial interests in Unrestricted Global Notes. Certificated Securities issued in exchange for beneficial interests in Global Notes shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon the exchange of the entire principal amount of a Global Note for Certificated Securities, such Global Note shall be canceled by the Trustee or its agent. The Trustee shall deliver at its Corporate Trust Office such Certificated Securities to the Persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

In the event that Certificated Securities are issued in exchange for beneficial interests in Global Notes in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 2.3(i)(1) which required such exchange shall have ceased to exist, the Company shall give notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Notes by complying with the procedures set forth in this Seventh Supplemental Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

(2)            Notwithstanding any other provisions of this Seventh Supplemental Indenture other than the provisions set forth in Section 2.3(i)(1) hereof, a Global Note may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to successor Depositary or a nominee of such successor Depositary. Nothing in this Section 2.3(i)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.3.

(ii)            Transfer and Exchange. The Notes are issuable only in registered form. Subject to this Section 2.3(ii), a Holder may transfer a Note only by written application to the Trustee stating the name of the proposed transferee and otherwise complying with the terms of this Seventh Supplemental Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Trustee in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) in compliance with its normal procedures and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system. When Notes are presented to the Trustee with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Company, duly executed by the Holder thereof or his attorney duly authorized in writing). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver such Notes.

(iii)            Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Trustee with a request (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities; or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of Notes of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer meeting the requirements of the fifth paragraph of Section 3.5 of the Original Indenture; and

(2)            in the case of a Restricted Certificated Note, such request shall be accompanied by the following additional information and documents, as applicable:

a.	if such Restricted Certificated Note is being delivered to the Trustee by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Note is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

b.	if such Restricted Certificated Note is being transferred to (i) a person the Holder reasonably believes is a QIB in accordance with Rule 144A, (ii) outside the United States in compliance with Rule 904 under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

c.	if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in item 3 of the Transfer Certificate) and, if the Company, the Trustee or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, and

In the case of a transfer pursuant to Section 2.3(iii)(2)(b)(iii) or Section 2.3(iii)(2)(c), the Notes delivered to the transferee shall be in the form of an Unrestricted Certificated Security, and shall not bear any Private Placement Legend or Regulation S Temporary Global Note Legend.

(iv)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Seventh Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser, as such term is defined in the Purchase Agreement) except in connection with a transfer pursuant to Section 2.2(ii)(2). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by the Applicable Procedures, no written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.3(iv)(1).

(2)            Transfers and Exchanges of Beneficial Interests in Global Notes not subject to Section 2.3(iv)(1). In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(iv)(1) above, the transferor of such beneficial interest must deliver to the Trustee either (i) a written order from a participant of the Depositary (a “Participant”) or an entity that clears through or maintains a custodial relationship with a Participant (an “Indirect Participant”) given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interests to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture, this Seventh Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes.

(3)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.3(iv)(2) above and the Registrar receives the following:

a.	If the transferee is to take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a Transfer Certificate, including the certifications in item (1) thereof; and

b.	If the transferee is to take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a Transfer Certificate, including the certifications in item (2) thereof.

(4)            Transfer of a Beneficial Interest in a Restricted Global Note for a Beneficial Interest in an Unrestricted Global Note. Any person having a beneficial interest in a Restricted Global Note may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Note and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Note (all of which may be submitted by facsimile or electronically):

a.	if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

b.	if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Note by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Note is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Note.

(5)            Transfers of Certificated Securities for Beneficial Interest in Global Notes. If Certificated Securities are presented by a Holder to the Trustee with a request (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Note, which request shall specify whether such Global Note will be a Restricted Global Note or an Unrestricted Global Note; or (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Note, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Notes and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Notes), the Trustee shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Note; provided, however, that:

a.	the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer meeting the requirements of the fifth paragraph of Section 3.5 of the Original Indenture;

b.	in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Note, such request shall be accompanied by the following additional information and documents, as applicable:

i.	if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

ii.	if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in item 3 of the Transfer Certificate) and, if the Company, the Trustee or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

c.	in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Note, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred either (a) to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or (b) if such Restricted Security is being transferred pursuant to and in accordance with Rule 903 or 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in item 2 of the Transfer Certificate); and

d.	in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Note, such request need not be accompanied by any additional information or documents.

(v)            Legends.

(1)            Private Placement Legend. Except as permitted below, each Restricted Global Note and each Restricted Certificated Security shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Each Restricted Certificated Security shall bear the following legend on the face thereof:

“In connection with any transfer, the Holder will deliver to the Trustee and the Company such certificates and other information as such Trustee or Company may reasonably require to confirm that the transfer complies with the foregoing restrictions.”

(2)            Global Note Legend. Each Global Note shall bear the legend in substantially the following form:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(3)            Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL Note MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK SA/NV OR CLEARSTREAM BANKING S.A. AND ONLY (1) TO THE COMPANY OR ITS SUBSIDIARIES, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL Note WILL NOTIFY ANY PURCHASER OF THIS Note OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL Note MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL Note FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL Note IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL Note MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL Note, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK SA/NV OR CLEARSTREAM BANKING S.A.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE OF WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE SECURITIES.”

(4)            ERISA Legend. Each Note will bear a legend in substantially the following form:

“EACH HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED AS FOLLOWS THAT EITHER: (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (I) “EMPLOYEE BENEFIT PLAN ” (WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) ENTITIES WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) AND (II), PURSUANT TO ERISA OR OTHERWISE; OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN BY SUCH HOLDER, WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(vi)            Upon any sale or transfer of a Restricted Global Note or Restricted Certificated Security (x) pursuant to Rule 144, or (y) pursuant to an effective registration statement under the Securities Act, as a result of which, in the case of a Security transferred pursuant to clause (x), such Security shall cease to be a “restricted security” within the meaning of Rule 144:

(1)            in the case of any Restricted Certificated Security, the Trustee shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.3(iv)(5) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Note, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Article Two;

(2)            in the case of any beneficial interest in a Restricted Global Note, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Note and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Note shall continue to be subject to the provisions of Section 2.3(i)(2) hereof, and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Article Two; and

(3)            Upon the exchange, registration of transfer or replacement of Notes not bearing the Private Placement Legend or the Regulation S Temporary Global Note Legend, the Company shall execute, and the Trustee shall authenticate and deliver in certificated or global form, as applicable, in authorized denominations, Notes that do not bear such legends and which do not have a Transfer Certificate attached thereto.

(vii)            Upon a sale or transfer after the expiration of the Restricted Period of any Notes acquired pursuant to Regulation S, all requirements that such Notes bear the Regulation S Temporary Global Note Legend shall cease to apply (but requirements requiring such Notes to be in global form and bear the Global Note Legend and the Private Placement Legend, to the extent applicable, shall apply).

(viii)            In connection with any proposed exchange of an interest in a Global Note for a Certificated Security, the Holder shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.4.     [Reserved].

Section 2.5.      Execution and Authentication. The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Seventh Supplemental Indenture, shall authenticate and deliver the Notes for original issue in an initial aggregate principal amount of $500,000,000. Such Company Order shall specify the amount of Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication. All of the Notes issued under this Seventh Supplemental Indenture shall be treated as a single series for all purposes under the Original Indenture and this Seventh Supplemental Indenture, including, without limitation, waivers, amendments and offers to purchase.

Section 2.6.      [Reserved].

Section 2.7.      Depositary for Global Notes. The Depositary for the Notes issued under this Seventh Supplemental Indenture shall be DTC or any person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

Section 2.8.      Place of Payment. The Place of Payment in respect of the Notes will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee which, at the date hereof, is located at 1505 Energy Park Drive, St. Paul, MN 55108.

Section 2.9.      Denominations. The Notes shall be issued in denominations of $2,000 and higher multiples of $1,000.

Section 2.10.      Book-Entry Provisions for the Global Notes. The Notes will be represented by Global Securities in fully registered form without coupons that will be deposited with and registered in the name of DTC or its nominee (the “Global Notes”), which, for the avoidance of doubt, shall mean, with respect to Notes issued as Global Securities, individually and collectively, the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto. Beneficial interests in the Global Notes may be exchanged for Notes in definitive form to the extent provided under the Original Indenture.

Section 2.11.      Restrictions on Liens. The covenant provided by Section 10.7 of the Original Indenture shall be applicable to the Notes.

Section 2.12.      Restrictions on Sale and Leaseback Transactions. The covenant provided by Section 10.8 of the Original Indenture shall be applicable to the Notes.

Article Three
REDEMPTION

The Notes may be redeemed, in accordance with the procedures set forth in the Original Indenture, and as further amended and specified below in this Article Three.

Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself; provided however, that a supplemental notice will be mailed or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures) at least two Business Days prior to the redemption date including the redemption price.

Any such notice of redemption may, in the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).

Prior to the Par Call Date, the Notes may be redeemed as a whole or in part, at any time and from time to time, at the option of the Company, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued but unpaid to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. The Trustee shall have no responsibility or obligation to calculate the redemption price.

On or after the Par Call Date, the Notes may be redeemed in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. The Trustee may select for redemption Notes and portions of such Notes in amounts of $2,000 or any integral multiple of $1,000 in excess thereof. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC and its participants, including Euroclear and Clearstream, the redemption of the Notes shall be done in accordance with the Applicable Procedures.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Article Four
AMENDMENTS TO THE ORIGINAL INDENTURE

Section 4.1.      Amendments to the Original Indenture. Subject to Article Five hereof:

(i)            Section 1.1 of the Original Indenture is hereby amended with respect to the Notes by deleting the following definition in its entirety:

“Credit Agreements” means, collectively, (i) the Revolving Credit Agreement, dated as of May 17, 2011, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administrative agent, J.P. Morgan Securities LLC and Barclays Capital, as joint lead arrangers and joint bookrunners, and Barclays Capital, as syndication agent, (ii) the Term Loan Credit Agreement, dated as of August 23, 2012, among the Company, as the borrower, the various financial institutions and other persons from time to time party thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administration agent, J.P. Morgan Securities LLC, Barclays Bank PLC, Deutsche Bank Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Deutsche Bank Securities, Inc., as co-syndication agents and Wells Fargo Bank, National Association, as documentation agent and (iii) the Term Loan Credit Agreement, dated as of February 15, 2013, among the Company, as the borrower, the various financial institutions and other persons from time to time party thereto, as the lenders, Wells Fargo Bank, National Association, as the administrative agent, Deutsche Bank Securities, Inc. and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Bank of American, N.A. as documentation agent, and Wells Fargo Securities, LLC, Deutsche Bank Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, in the case of each of (i) through (iii), as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

(ii)            Section 1.1 of the Original Indenture is hereby amended with respect to the Notes by amending and restating the following definition in its entirety to read as follows:

“First Mortgage Indentures” means, collectively, (i) the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (ii) the First Mortgage Indenture, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (iii) the First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (iv) the First Mortgage and Deed of Trust, dated November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee, and (v) any mortgage bond indenture or other document similar to (i) through (iv) above that secures indebtedness of any Subsidiary by creating Liens on the assets of such Subsidiary similar to those created by (i) through (iv) above, and in the case of each of (i) through (v) above, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

(iii)            Sections 7.4(a)and (b) of the Original Indenture are each hereby amended and restated in its entirety with respect to the Notes to read as follows:

“(a) Whether or not required by the Commission, so long as any Securities are outstanding, the Company shall file with the Trustee and deliver to the Holders of Securities:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent auditors), each within 15 days after the time periods specified in the Commission’s rules and regulations that would have been applicable if the Company were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act;

(ii) all current reports that would have been required to be filed with the Commission on Form 8-K if the Company were required to file such reports, within five days after the time periods specified in the Commission’s rules and regulations that would have been applicable if the Company were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act; and

(iii) such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, which the Company would have been required to file with the Commission if the Company were subject to Section 13 or 15(d) of the Exchange Act, within five days after the time periods specified in the Commission’s rules and regulations that would have been applicable if the Company were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act, provided, that any such information, documents or reports filed electronically with the Commission for public availability shall be deemed filed with, and delivered to, the Trustee and the Holders of the Securities. All such reports shall be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such reports. The Company shall notify the Trustee if the Company fails to so file any such information, documents or reports with the Commission or if the Commission does not permit such filings, in which event the Company shall not be so obligated to file such reports with the Commission, and shall instead make such information available to the Trustee and Holders of Securities by posting the same, within the time periods required above, on a publicly available website, including the Company’s website, or on a non-public website to which Holders of Securities, prospective investors and securities analysts are given access (whether a commercial, third-party website or whether sponsored by the Company).

(b) So long as the Securities remain outstanding, the Company shall furnish to the Holders and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

(iv)            Sections 10.7(b) of the Original Indenture is hereby amended and restated in its entirety with respect to the Notes to read as follows:

“[Reserved];”

(v)            The last paragraph in Section 10.7 of the Original Indenture is hereby amended and restated in its entirety with respect to the Notes to read as follows:

“Notwithstanding the foregoing, the Company and its Subsidiaries, or any of them, may incur, issue, assume, guarantee or permit to exist indebtedness secured by Liens without equally and ratably securing the Securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of indebtedness, after giving effect thereto and to the retirement of any indebtedness of the Company or of any Subsidiary which is concurrently being retired, the sum of (i) the aggregate amount of all outstanding indebtedness of the Company and all the Subsidiaries secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Subsidiary without equally or ratably securing the Securities of each series then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Value of Sale and Leaseback Transactions entered into pursuant to the penultimate paragraph of Section 10.8, does not at such time exceed the greater of 15% of Net Tangible Assets or 10% of the Consolidated Capitalization of the Company.”

(vi)            The penultimate paragraph in Section 10.8 of the Original Indenture is hereby amended and restated in its entirety with respect to the Notes to read as follows:

“Notwithstanding the foregoing, the Company and its Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by this Section 10.8, provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding indebtedness secured by Liens in reliance on the last paragraph of Section 10.7 does not at such time exceed the greater of 15% of Net Tangible Assets or 10% of the Consolidated Capitalization of the Company.”

(vii)            Section 11.4 of the Original Indenture is hereby amended with respect to the Notes by amending and restating the first sentence in its entirety to read as follows:

“Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Security Register.”

Article Five
MISCELLANEOUS

Section 5.1.      Execution as Supplemental Indenture. This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Seventh Supplemental Indenture forms a part thereof.

Section 5.2.      [Reserved].

Section 5.3.      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4.      Successors and Assigns. All covenants and agreements by the Company and the Trustee in this Seventh Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 5.5.      Separability Clause. In case any provision in this Seventh Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.6.      Benefits of Seventh Supplemental Indenture. Nothing in this Seventh Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

Section 5.7.      Execution and Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the Original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Seventh Supplemental Indenture or any document to be signed in connection with this Seventh Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5.8.      Governing Law. This Seventh Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.9.      Ratification of Original Indenture. The Original Indenture, as supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture, including without limitation the right to indemnification, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 5.10.      Trustee’s Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Seventh Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

ITC HOLDINGS CORP.

By
Name:
Title:

[ITC Holdings Corp. — Signature Page to Seventh Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By
Name:
Title:

[ITC Holdings Corp. — Signature Page to Seventh Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF 5.400% SENIOR NOTES DUE 2033]

[Applicable legends to be included]

ITC HOLDINGS CORP.
5.400% SENIOR NOTES DUE 2033

June 1, 2023	$	[1]

No. ________	CUSIP: [ ][2] ISIN: [ ][3]

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of The State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $________1 on June 1, 2033, and to pay interest thereon from June 1, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on June 1 and December 1 in each year, commencing December 1, 2023. Interest will be payable at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or agency of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Holders must surrender Securities to a Paying Agent to collect principal payments.

1   For Global Securities, insert: “(as revised by the Schedule of Increases and Decreases attached hereto).”

2   Initial 144A Global Note CUSIP: 465685 AS4

     Initial Reg S Global Note CUSIP: U4501W AK8

3   Initial 144A Global Note ISIN: US465685AS47

     Initial Reg S Global Note ISIN: USU4501WAK81

Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed on the date first written above.

ITC HOLDINGS CORP.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: __________, ____

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

[FORM OF REVERSE OF NOTE]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of April 18, 2013, as supplemented by the Seventh Supplemental Indenture, dated as of June 1, 2023 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and Computershare Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $500,000,000, provided that the Company may from time to time or at any time, without the consent of the Holders of Securities of this series, issue additional Securities of this series having the same terms and conditions and the same CUSIP number as the Securities of this series in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the previous outstanding Securities of this series. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

Prior to the Par Call Date, the Securities of this series are subject to redemption upon not less than 10 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time or in part from time to time, at the option of the Company, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Securities of this series to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Securities of this series may be redeemed in whole at any time or in part from time to time, at the Company’s option, in each case, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

In the event of a redemption of this Global Security in part only, a new Global Security of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In the case of a partial redemption, selection of the Securities of this series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair.

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

The Securities of this series are subject to further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not subject to any sinking fund.

Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ITC Holdings Corp.

Computershare Trust Company, N.A.,

Attn: DAPS Reorg

1505 Energy Park Drive

St. Paul, MN 55108

Phone: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

5.400% Senior Notes due 2033 (“Notes”)

Reference is hereby made to the Indenture dated as of April 18, 2013 (the “Original Indenture”), as supplemented by the Seventh Supplemental Indenture dated as of June 1, 2023 (the “Seventh Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among ITC Holdings Corp. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, relating to the Notes issued by the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Seventh Supplemental Indenture.

[________] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[________] in such Note[s] or interests (the “Transfer”), to [________] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Certificated Security. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Security for its own account, or for one or more accounts with respect to which such Person each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend.

☐ 2. Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Certificated Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser, as such term is defined in the Purchase Agreement). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend and, if applicable, the Regulation S Temporary Global Note Legend.

☐ 3. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Security pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture, the Private Placement Legend and the Regulation S Temporary Global Note Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend or the Regulation S Temporary Global Note Legend.

☐ 4. Check if Transferee is the Company or a Subsidiary of the Company. The Transferee is the Company or a Subsidiary of the Company.

☐ 5. Check if Transfer is Pursuant to an Effective Registration Statement. The transfer is being effected pursuant to an effective registration statement under the Securities Act (file no. [________]). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend or the Regulation S Temporary Global Note Legend.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:

Name:
Title:
Tax ID:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐	(A)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP [________]); or

	(ii)	Regulation S Global Note (CUSIP [________]); or

☐	(B)	a Restricted Certificated Security.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(A)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP [________]); or

	(ii)	Regulation S Global Note (CUSIP [________]); or

	(iii)	Unrestricted Global Note (CUSIP [________]).

☐	(B)	a Restricted Certificated Security; or

☐	(C)	an Unrestricted Certificated Security.

in accordance with the terms of the Indenture.

B-4